Exhibit 4.2

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Fourth Amended and Restated Investor Rights Agreement (this “Agreement”) of Thar Pharmaceuticals, Inc., a Delaware corporation (the “Company”) is made effective as of November 14, 2012, by and among the Company and each holder of Series A Preferred Stock and Series A-1 Preferred Stock whose name is listed in Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, the Company and certain of its stockholders are party to a Third Amended and Restated Investor Rights Agreement dated as of October 26, 2011 (the “Original Agreement”); and

WHEREAS, in accordance with Section 6.2 of the Original Agreement, the parties that are signatories to this Agreement have the requisite power and authority to amend and restate the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Covenants of the Company.

1.1 Information and Inspection Rights.

(a) “Major Investor” means, in Section 1.1 and Section 1.2, any Investor who owns not less than 37,000 shares of Series A Convertible Preferred Stock, par value $.001 per share (“Series A Preferred Stock”) and 8,561 shares of Series A-1 Preferred Stock (“Series A-1 Preferred Stock”) (or, in each case, shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”) issued upon conversion thereof) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes). The Ventry Group (as defined in Section 6.13) shall be deemed to be one Investor for purposes of this definition and all shares of Series A-1 Preferred Stock owned by the members of the Ventry Group shall be aggregated in determining whether the Ventry Group qualifies as a “Major Investor” under Section 1.1 and Section 2.

(b) The Company shall furnish to each Major Investor:

(i) within 45 days after the end of the first three fiscal quarters of each fiscal year, an unaudited balance sheet of the Company and its subsidiaries as at the end of such quarter and unaudited statements of income and cash flows of the Company for such quarter;

(ii) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flows of the Company for such month; and

(iii) at least once in each calendar year and not later than 30 days prior to the start of the next calendar year, a twelve month forecast of revenues, expenses, and cash flow, along with a business plan and notes describing the sources and uses of funds, and promptly after preparation, any material revision to the forecast prepared by the Company during such twelve months.

(c) Within 150 days after the end of each fiscal year, the Company shall furnish to each Investor a balance sheet of the Company as at the end of such year and statements of income and cash flows for such year, prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that following the closing of the sale of Series B Convertible Preferred Stock of the Company to one or more institutional or professional investors (“Series B Investors”) the Company will provide to the Investors, in lieu of the foregoing, the audited financial statements that are provided to the Series B Investors.

1.2 Inspection Rights. The Company shall permit each Major Investor to visit and inspect the properties of the Company, to examine its corporate and financial records and make copies thereof and to discuss its affairs, finances and accounts with its executive officers, at such reasonable times and upon such reasonable notice as it may reasonably request. The rights set forth in this Section 1.2 shall be exercised solely in furtherance of the interests of such Major Investor as an investor in the Company, and any Major Investor exercising its rights of inspection hereunder agrees to maintain the confidentiality of all financial and other confidential information of the Company disclosed to it. At the request of the Company, each Major Investor shall, as a condition of the exercise of its rights of inspection hereunder, execute a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company.

1.3 Purchase Right.

(a) Definitions.

(i) “Common Stock issued and outstanding on a fully diluted basis” means, as of any date, the total number of shares of Common Stock which are issued and outstanding, plus the total number of shares of Common Stock which would be issued upon conversion, exercise and/or exchange of all outstanding Common Equivalents.

(ii) “Equity Securities” means (A) shares of Common Stock and (B) any other security, option, warrant, indebtedness, instrument or other right directly or indirectly convertible into, or exercisable or exchangeable for, Common Stock (the securities in this clause (B), “Common Equivalents”).

(iii) “Excluded Securities” means (A) Equity Securities issued upon the conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock or as a dividend or other distribution on Series A Preferred Stockor Series A-1 Preferred Stock; (B) Equity Securities issued pursuant to an acquisition approved by the Board of

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Directors of the Company of another corporation by merger, consolidation, purchase of substantially all of the assets or equity securities or other reorganization; (C) Equity Securities issued to directors or employees of, or consultants to, the Company in a manner determined by the Board of Directors of the Company; (D) Equity Securities issued pursuant to a bona fide, firm commitment public offering; (E) Equity Securities issued in connection with arm’s length equipment lease financing arrangements or bank financing transactions, approved by the Board of Directors of the Company provided that Equity Securities are not the sole component of any such financing; (F) Equity Securities issued in connection with arm’s length transactions involving research or development funding, technology licensing or joint marketing or manufacturing arrangements approved by the Board of Directors of the Company so long as such issuance is primarily for purposes other than equity financing; (G) Equity Securities issued upon the conversion, exercise or exchange of Common Equivalents outstanding on the date of this Agreement; (H) Equity Securities issued in a stock split or stock dividend by the Company; (I) Series A-1 Preferred Stock issued following the date of this Agreement and (J) Equity Securities issued pursuant to the Purchase Agreement.

(iv) “Major Investor” means, in this Section 1.3 and Section 4.3 and 4.4, any Investor who owns not less than 37,000 shares of Series A Convertible Preferred Stock or 21,404 shares of Series A-1 Preferred Stock (or, in each case, shares of the Company’s Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes). The Ventry Group (as defined in Section 6.13) shall be deemed to be one Investor for purposes of this definition and all shares of Series A-1 Preferred Stock owned by the members of the Ventry Group shall be aggregated in determining whether the Ventry Group qualifies as a “Major Investor” under Section 1.3 and Section 4.3 and 4.4.

(v) “Pro Rata Share” means, with respect to each Major Investor, a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock and/or Series A-1 Preferred Stock owned by such Major Investor on the Notice Date (as defined below) and (y) the number of shares of Common Stock owned by such Major Investor on the Notice Date which were acquired upon conversion of Series A Preferred Stock and/or Series A-1 Preferred Stock, and the denominator of which is the total number of shares of Common Stock issued and outstanding on a fully diluted basis on the Notice Date.

(b) Subject to the terms and conditions of this Section 1.3, the Company hereby grants to each Major Investor a right of first offer to purchase up to its Pro Rata Share of all Equity Securities (other than Excluded Securities) that the Company may, from time to time, propose to sell and issue after the date of this Agreement.

(c) If the Company proposes to issue any Equity Securities (other than Excluded Securities), it shall offer to sell to each Major Investor its Pro Rata Share of such Equity Securities in accordance with the procedure set forth below; provided, however, that notwithstanding the foregoing, the Company shall not be required to offer or sell Equity Securities to any Major Investor if the offer or sale of Equity Securities to

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such Major Investor would cause the Company to be in violation of applicable securities laws:

(i) The Company shall give each Major Investor a written notice (the “Offer Notice”). The date on which the Company gives the Offer Notice is hereinafter referred to as the “Notice Date.” The Offer Notice shall describe (A) the number of Equity Securities the Company proposes to offer, (B) the price and a summary of the terms and conditions upon which the Company proposes to offer the Equity Securities, and (C) with respect to each Major Investor, such Major Investor’s Pro Rata Share of the Equity Securities.

(ii) For a period of 10 business days following the Notice Date (the “Acceptance Period”), each Major Investor shall have the right to purchase (the “Purchase Right”), at the price and on the terms and conditions stated in the Offer Notice, up to such Major Investor’s Pro Rata Share of the Equity Securities. In order to exercise the Purchase Right, a Major Investor must give written notice (the “Acceptance Notice”) to the Company within the Acceptance Period. Failure by a Major Investor to give the Acceptance Notice within the Acceptance Period shall be deemed, without any further action by the Company or the Major Investor, the irrevocable waiver of such Major Investor’s Purchase Right with respect to the Equity Securities set forth in the Offer Notice and any other securities issuable, directly or indirectly, upon conversion, exercise or exchange of such Equity Securities. The Acceptance Notice shall be signed by an authorized officer of the Major Investor and shall state that such Major Investor desires to exercise such Major Investor’s Purchase Right together with the number of Equity Securities that such Major Investor elects to purchase upon exercise of such Purchase Right. The closing of the sale and purchase of such Equity Securities shall take place at the principal offices of the Company on the date of closing of the purchase and sale of the Equity Securities set forth in the Offer Notice to one or more third parties. At the closing, the Company shall deliver a certificate or other instrument representing the Equity Securities purchased by each Major Investor against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

(d) The Company shall be entitled, during the period of 90 days following the expiration of the Acceptance Period (the “Unrestricted Period”), to offer and sell up to the full amount of the Equity Securities set forth in the Offer Notice, less the number of Equity Securities, if any, which the Major Investors have elected to purchase upon exercise of their Purchase Rights in accordance with Section 1.3(c) (the “Remainder Securities”). The sale of such Remainder Securities shall be at the price and upon terms and conditions materially no more favorable to the proposed purchaser(s) than those described in the Offer Notice. If the Company does not sell all of the Remainder Securities within the Unrestricted Period (the “Unsold Remainder Securities”), the Company shall not thereafter issue or sell the Unsold Remainder Securities or any other Equity Securities, without first complying with the Right of First Offer in the manner provided above.

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(e) The Right of First Offer set forth in this Section 1.3 may not be assigned or transferred (other than a transfer of Shares in accordance with Section 4 provided the transferee is an accredited investor) without the prior written consent of the Company.

1.4 Additional Covenants.

(a) Except with the consent of the Series A Director, the Company shall not permit any subsidiary to issue any shares of such subsidiary’s capital stock to any person unless, after such issuance, all the outstanding shares of such subsidiary’s capital stock are owned by the Company (either directly or indirectly through another wholly-owned subsidiary of the Company). “Series A Director” shall mean the director nominated and elected by the holders of shares of Series A Preferred Stock pursuant to Article IV B 5 of the Company’s Amended and Restated Certificate of Incorporation.

(b) Except with the consent of the Series A Director, the Company shall not enter into or be a party to any transaction with any director, officer, or affiliate of the Company (as defined in Rule 501 promulgated under the Securities Act), except (i) compensation and benefit arrangements of officers approved by a majority of the directors then in office, and (ii) transactions that are on terms no less favorable to the Company than could be obtained on an arm’s length basis with an independent third party as determined by a majority of the directors then in office (in each case, excluding any interested director).

(c) Except with the unanimous consent of the Board of Directors, the number of shares authorized to be issued under any of the Company’s equity incentive or similar compensation plan shall not exceed 340,000 shares of the Company’s Common Stock in the aggregate, including any shares or other securities or instruments that are exercisable for or exchangeable or convertible into Common Stock.

(d) The Company agrees that it will not issue any shares of Series A-1 Preferred Stock to any person that does not become a party to this Agreement or does not execute an agreement that requires such purchaser to vote in favor of the nomination and election of the Ventry Nominee as the director whom the holders of Series A-1 Preferred Stock are entitled to nominate and elect pursuant to Article IV B Section 5 of the Company’s Certificate of Incorporation.

2.	Registration Rights.

2.1 Definitions. As used in this Section 2, the following terms shall have the following respective meanings:

(a) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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(c) “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities.

(d) “Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(e) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) “Registrable Securities” means the shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock or Series A-1 Preferred Stock and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, such Common Stock. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act, (ii) any securities sold in a private transaction in which the transferor’s rights under this Section 2 are not assigned, or (iii) with respect to each Holder, any shares of Common Stock described in the first sentence of this subparagraph (f), if all such shares of Common Stock owned by such Holder could be sold under Rule 144 under the Securities Act, including Rule 144(k), during any 90-day period.

(g) “Registrable Securities then outstanding” shall be the number of shares of Common Stock determined by calculating the total number of shares of Common Stock that are Registrable Securities and which are either (i) then issued and outstanding or (ii) issuable pursuant to the conversion of Series A Preferred Stock and Series A-1 Preferred Stock.

(h) “Registration Expenses” shall mean all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

(i) “SEC” or “Commission” means the Securities and Exchange Commission.

(j) “Securities Act” shall mean the Securities Act of 1933, as amended.

(k) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

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(l) “Special Registration Statement” shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 under the Securities Act.

2.2 Company Registration.

(a) If, at any time following the Company’s Initial Public Offering, the Company files a registration statement under the Securities Act for purposes of a public offering of securities of the Company for its own account (excluding Special Registration Statements), it shall notify all Holders of Registrable Securities in writing (the “Company Notice”). Each Holder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 2.2(b), to include in any such registration statement all or any portion of the Registrable Securities then held by such Holder. In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the “Piggyback Notice”) no later than 10 business days following the date on which the Company gives the Company Notice. The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in the registration statement.

(b) If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the Company Notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 30 days prior to the effective date of the registration statement.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

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2.3 Form S-3 Registration.

(a) Any Holder or Holders of not less than 46,000 Registrable Securities (the “Form S-3 Initiating Holder(s)”) may request in writing that the Company effect a registration on Form S-3 (“Form S-3 Registration Statement”) with respect to all or a part of the Registrable Securities owned by such Holder or Holders (“Form S-3 Request”). The Form S-3 Request shall set forth the number of Registrable Securities owned by the Form S-3 Initiating Holders to be included in the Form S-3 Registration Statement. In such event, the Company will:

(i) promptly give written notice of the proposed registration (the “Form S-3 Notice”) to all other Holders of Registrable Securities; and

(ii) as soon as reasonably practicable, file, and use its commercially reasonable efforts to cause to be declared effective, a registration statement covering the Registrable Securities specified by the Form S-3 Initiating Holder(s) in the Form S-3 Request, together with the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within 10 days after the Company has given the Form S-3 Notice.

(b) The Company shall not be obligated to effect any registration pursuant to Section 2.4(a):

(i) if Form S-3 is not available for such offering by the Holder or Holders;

(ii) if the Holder or Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $10,000,000;

(iii) if the Company shall furnish to the Form S-3 Initiating Holder(s) a certificate signed by the Chief Executive Officer of the Company that it intends to engage in a registered public offering pursuant to Section 2.2 within 90 days following receipt of the Form S-3 Request; provided, however, that the Company may not utilize this right more than once in any 12 month period; or

(iv) if the Company shall furnish to the Form S-3 Initiating Holder(s) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company, it would be detrimental to the Company for such Form S-3 registration to be effected at such time; in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 180 days after receipt of the Form S-3 Request from the Holder or Holders under this Section 2.3; or

(v) if the Company has already effected three registrations on Form S-3 pursuant to this Section 2.4; or

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(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

(c) If the Form S-3 Initiating Holder(s) intend to distribute the Registrable Securities covered by the Form S-3 Request by means of an underwritten offering, they shall so advise the Company in the Form S-3 Request, and the Company shall include such information in the Form S-3 Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Form S-3 Initiating Holder(s) and acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Notwithstanding the foregoing, the Company shall have the right, upon giving written notice to the Holders of the exercise of such right (“Black-Out Notice”), to suspend the effectiveness of a Form S-3 Registration Statement and to require each Holder not to sell any Registrable Securities pursuant to such Form S-3 Registration Statement for a reasonable period (as determined in good faith by the Company) from the date on which such Black-Out Notice is given (a “Black-Out Period”), if (i)(A) the Company is engaged in or proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (any such negotiation, step, event or state of facts being herein called a “Material Activity”), (B) in the good faith judgment of the Company, disclosure of such Material Activity would be necessary under applicable securities laws, and (C) such disclosure would, in the good faith judgment of the Company, be adverse to the interests of the Company, or (ii) the Company, in its good faith judgment, deems it necessary to file a post-effective amendment to the Form S-3 Registration Statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. The Black-Out Notice shall not contain any material, nonpublic information.

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2.4 Registration Expenses.

(a) Subject to Section 2.4(b), all Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to Section 2.2 or 2.3 shall be borne by the Company. All Selling Expenses incurred in connection with such registration of Registrable Securities shall be borne by the Holders pro rata based on the number of Registrable Securities registered on behalf of each such Holder.

(b) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 2.3, the request of which has been subsequently withdrawn by the Initiating Holders or the Form S-3 Initiating Holders, as the case may be, unless (i) the withdrawal is based upon material adverse information concerning the Company which was not available to the Initiating Holders or Form S-3 Initiating Holders at the time of such request or (ii) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.3, as applicable (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (i) above, then the Holders shall not forfeit their rights to a registration pursuant to Section 2.3.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable commercial efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that:

(i) such 90 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock of the Company; and

(ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90 day period shall be extended, if necessary, to keep the Form S-3 Registration Statement effective until all such Registrable Securities are sold but not longer than an additional 90 days, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events

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representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (I) and (II) above from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act.

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) in the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to the registration statement or related prospectus or for additional information, (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) any event or circumstance which, upon the advice of the Company’s counsel, necessitates the making of any change in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that the registration statement and the prospectus will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus in light of the circumstances under which they were made) not misleading, the Company shall deliver a written notice to each Holder of Registrable Securities included in such registration statement (the “Suspension Notice”) to the effect of the foregoing; provided that such Suspension Notice shall not contain any material, nonpublic information; provided further, in any such event, the Company shall use its reasonable commercial efforts to (x) prevent the issuance of any stop order or to obtain the withdrawal of any stop order as soon as practicable if any stop order should be issued and (y) cause the use of any prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice pursuant to this Section 2.5(e).

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Notwithstanding the foregoing, the Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.3 if, due to the operation of Section 2.2(b) or Section 2.3(c), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.3.

2.6 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three years after the date of the Company’s Initial Public Offering. In addition, a Holder’s registration rights shall expire, and the Registrable Securities then owned by or issuable to such Holder shall no longer be deemed “Registrable Securities,” if all Registrable Securities held by and issuable to such Holder could be sold under Rule 144 under the Securities Act, including Rule 144(k), during any 90-day period.

2.7 Obligations of Holders. Each selling Holder pursuant to a registration effected pursuant to this Agreement shall:

(a) provide all such information and material and take all actions as may be reasonably requested by the Company in order to enable the Company to comply with all applicable requirements of the SEC.

(b) not take any action that would prevent the distribution of Registrable Securities included in any such registration statement from being made in accordance with the plan of distribution set forth in such registration statement and with all applicable rules and regulations of the SEC.

(c) not deliver any form of prospectus in connection with the sale of any Registrable Securities as to which the Company has advised the selling Holders in writing that it is preparing an amendment or supplement.

(d) upon receipt of a Suspension Notice or a Black-Out Notice, refrain from selling any Registrable Securities pursuant to a registration statement until (i) such Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or (B) such Holder has been advised in writing by the Company that the current prospectus may be used.

(e) notify the Company promptly in writing upon the sale by the Holder of any Registrable Securities covered by the registration statement.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the

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Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission (or alleged omission) to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. The indemnification agreement contained in this Section 2.8(a) shall not apply to any Holder (i) to the extent that any such Violation arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person, and stated to be specifically for use therein, (ii) if such untrue statement (or alleged untrue statement) or omission (or alleged omission) was contained in a preliminary prospectus and corrected in a final or amended prospectus or supplement thereto, copies of which were delivered to such Holder on a timely basis, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Securities to the persons asserting any such loss, claim, damage, or liability in any case where such delivery is required by the Securities Act, or (iii) to the extent that the loss, claim, damage or liability as to which indemnification is sought is in connection with an offer or sale made by such Holder in breach of the terms of this Agreement (a “Breach”).

(b) To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities which are being registered, indemnify and hold harmless the Company, each of its directors, its officers, employees and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers or employees or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Breach by such Holder, or (ii) any Violation to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder in writing expressly for use in connection with such registration; provided such Holder’s obligations hereunder shall be limited to the net proceeds to such Holder in such transaction.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel of its choice. The failure to deliver prompt written notice to the indemnifying party of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that no person determined to have made a fraudulent misrepresentation shall be entitled to contribution. In no event shall any contribution by a Holder under this Section 2.8(d), when combined with any amounts paid by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder.

(e) In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any claim or action unless the terms of such settlement were approved in advance in writing by the indemnifying party (whose approval shall not unreasonably be withheld). No indemnifying party shall, without the prior written consent of the indemnified party (whose consent shall not unreasonably be withheld), effect any settlement or any other compromise of any pending or threatened action, unless such settlement or compromise includes an unconditional release of such indemnified party from all liability in respect of all claims that are the subject matter of such action.

2.9 Assignment of Registration Rights. Subject to the terms of any stock transfer restriction agreement to which the Holder is a party or by which it is bound, the rights to cause the Company to register Registrable Securities pursuant to this Section 2

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may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 10,000 shares (or all of the transferring Holder’s shares) of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization change); provided, however, that as a condition of any such assignment, (i) the transferor shall, no later than 10 days prior to such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall, no later than the date of such transfer, furnish to the Company its agreement in writing to be subject to all obligations of a Holder set forth in this Agreement.

2.10 “Market Stand-Off” Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell or enter into any hedging or similar transaction with the same economic effect as a sale, transfer, make any short sale, or grant any option for the purchase, of any Common Stock (or other securities) of the Company held by such Holder (other than those, if any, included in the registration) for a period specified by the Company or representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.10 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.10. Notwithstanding the foregoing, if the Company or the underwriters shall release any Registrable Securities or any other securities (the “Released Securities”) owned by any Holder from the requirements of this Section 2.10 before the end of the period set by the Company or the underwriters or shall reduce the lock-up period applicable to the Registrable Securities or other securities owned by any Holder to less than 180 days, then the Registrable Securities and other securities of each Holder shall be released from the provisions of this Section 2.10 in the same proportion as the Released Securities bear to the total number of securities held by such Holder which were subject to this Section 2.10 or the lock-up period applicable to the Registrable Securities and other securities owned by all other Holders shall be reduced to the same extent.

2.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at

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any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Public Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.	Sale of the Company.

3.1 Approved Sale. In the event of an Approved Sale (as defined below), each Investor agrees (a) to vote all shares of Series A Preferred Stock and/or Series A-1 Preferred Stock and Common Stock issued upon conversion thereof then owned by such Investor (“Shares”) at any regular or special meeting of stockholders (or consent pursuant to a written consent in lieu of such meeting) in favor of such Approved Sale, and to raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (b) to waive any and all dissenters’, appraisal or similar rights with respect to such Approved Sale, and (c) if the Approved Sale is structured as a sale of equity securities by the stockholders of the Company, to sell the Shares then owned by such Investor on the terms and conditions of such Approved Sale. “Approved Sale” means (i) a transaction or series of transactions with a third party on an arm’s length basis (including by way of merger, consolidation or sale of equity securities to a third party by one or more stockholders), the result of which is that the holders of the Company’s voting securities immediately prior to such transaction or series of transactions own less than a majority of the combined voting power of the outstanding voting securities of the Company or the surviving or resulting entity, as the case may be, following the transaction or series of transactions, and (ii) a sale of all or substantially all of the Company’s assets (each of the transactions in clauses (i) and (ii), a “Sale Transaction”), which, in each case, has been approved by (x) the Board of Directors of the Company and (y) the holders of at least a majority of the issued and outstanding shares of the Company’s capital stock on an as-converted to Common Stock basis (the “Approving Stockholders”). Each Investor will take all necessary and desirable actions in connection with the consummation of the Sale Transaction, including, without limitation, entering

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into an agreement reflecting the terms of the Approved Sale, surrendering stock certificates, giving customary and reasonable representations and warranties, and executing and delivering customary certificates or other documents.

3.2 Proxy; Attorney-in-Fact. As security for the performance of each Investor’s obligations pursuant to Section 3.1, each Investor hereby grants to the Board of Directors of the Company, with full power of substitution and resubstitution, an irrevocable proxy to vote all Shares, at all meetings of the stockholders of the Company held or taken after the date of this Agreement with respect to an Approved Sale, or to execute any written consent in lieu thereof, and hereby irrevocably appoints the Board of Directors, with full power of substitution and resubstitution, as the Investor’s attorney-in-fact with authority to sign any documents with respect to any such vote or any actions by written consent of the shareholders taken after the date of this Agreement. This proxy shall be deemed to be coupled with an interest and shall be irrevocable. This proxy shall terminate upon the consummation of a firm commitment underwritten public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

3.3 Procedure. In the event of an Approved Sale, the Company shall give written notice to each Investor (other than any Investor who is an Approving Stockholder) (the “Approved Sale Notice”). The Approved Sale Notice shall set forth (i) the name and address of the proposed acquirer in the Approved Sale (the “Proposed Acquirer”), (ii) the terms and conditions of the Approved Sale, including the price and consideration to be paid by the Proposed Acquirer and the terms and conditions of payment, (iii) any other material facts relating to the Approved Sale, and (iv) the date and location of the closing of the Approved Sale. The Company shall enclose with the Approved Sale Notice a copy of any term sheet, letter of intent or other written document with respect to the Approved Sale. Subject to the conditions and limitations set forth in Section 3.4, each Investor will take all actions deemed necessary or appropriate by the Board of Directors and the Approving Stockholders in connection with the Approved Sale.

3.4 Conditions and Limitations. The obligations of each Investor under this Section 3 are subject to the following conditions and limitations:

(a) each Investor shall be required to make representations and warranties only with respect to such Investor and the Shares owned by such Investor as may be set forth in any agreement approved by the Board of Directors of the Company;

(b) each Investor shall be severally but not jointly liable for its proportionate share of any indemnity claim provided that the aggregate liability of each Investor shall be limited to the amount of gross proceeds received by such Investor in the Approved Sale;

(c) subject to subparagraph (e) below, the Approved Sale must be on the same terms and conditions for each Investor;

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(d) if the Approving Stockholders are given an option as to the form and amount of consideration per share to be received in the Approved Sale with respect to the Shares of any class or series owned by the Approving Stockholders, each Investor shall be given the option to accept the same form and amount of consideration per share with respect to the Shares of such class or series owned by such Investor; and

(e) the aggregate consideration receivable by all holders of Series A Preferred Stock, Series A-1 Preferred Stock and Common Stock shall be allocated among the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of Series A Preferred Stock, the holders of Series A-1 Preferred Stock and the holders of Common Stock are entitled in a Liquidation Event in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Approved Sale.

This Section 3.4 shall not limit in any manner the ability of the Company to enter into an agreement with respect to, or consummate, a Sale Transaction on terms which do not satisfy the conditions set forth in this Section 3.4; provided, however, in the event of any such Sale Transaction, the Investors shall have no obligation pursuant to this Section 4 to take any action with respect to such Sale Transaction.

4.	Transfer Restrictions.

4.1 Prohibited Transfers. Other than pursuant to Section 4.2, 4.3 or 4.4, no Investor shall Transfer any Shares without first complying with the terms of this Agreement. Any Transfer or attempted Transfer in violation of this Agreement shall not be recognized by the Company and shall be void and of no force or effect whatsoever. “Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer pursuant to the laws of descent and distribution, or any other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law.

4.2 Permitted Transfers.

(a) The rights of the Company set forth in Sections 4.3 and 4.4 of this Agreement shall not apply to any Permitted Transfer.

(b) “Permitted Transfer” means any Transfer of Shares by an Investor to (i) the spouse, children, parents or siblings of such Investor (collectively, “Family Members”), (ii) the estate of such Investor, (iii) any trust solely for the benefit of such Investor and/or any Family Member(s) and of which such Investor and/or any such Family Member(s) is the trustee or are the trustees (“Family Trust”), (iv) any partnership, corporation or limited liability company which is wholly owned and controlled by such Investor and/or any such Family Member(s) (“Family Wealth Planning Entity”); provided that any change in the beneficiaries of a Family Trust or the equityholders of a Family Wealth Planning Entity which results in such Family Trust not being solely for the benefit of an Investor and/or the Family Members of such Investor or the Family Wealth

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Planning Entity not being wholly owned and controlled by such Investor and/or the Family Members of such Investor shall be a Transfer of Shares not permitted by this Section 4.2(b); (v) any affiliate of an Investor that is a corporation or other entity; (vi) the equity holders of an Investor that is a corporation or other entity upon liquidation of such Investor; and (vii) any person approved by a majority of the directors then in office (excluding any interested director)

(c) No Permitted Transfer shall be effective unless, contemporaneously with such Transfer, the Permitted Transferee executes a counterpart to this Agreement, thereby agreeing to be bound all the terms and conditions of this Agreement, subject to the same restrictions and obligations as an Investor who is an original signatory hereto. “Permitted Transferee” means any person or entity to whom an Investor transfers Shares pursuant to, and in accordance with, Section 4.2(b).

(d) Other than Transfers of Shares (i) by a Family Member to the estate of such Family Member, (ii) by a Family Trust to the beneficiaries of such Family Trust, (iii) by a Family Wealth Planning Entity to the equityholders of such Family Wealth Planning Entity, and (iv) by a Permitted Transferee to an Investor, a Permitted Transferee shall not be permitted, without the prior written consent of the Company, to Transfer any Shares.

4.3 Transfers by a Major Investor.

(a) Subject to Section 4.2, if a Major Investor desires to Transfer any Shares (the “Transferring Major Investor”), then the Transferring Major Investor shall promptly give written notice (the “Major Investor Transfer Notice”) of such proposed Transfer simultaneously to the Company. The Transfer Notice shall set forth the number and class of Shares to be transferred (the “Major Investor Transfer Shares”), the nature of such Transfer, the cash consideration per Share and other terms on which the Transferring Major Investor will propose to sell or transfer such Shares (or, in the event that the consideration is other than cash, the value of the consideration shall be determined in good faith by the Transferring Major Investor and the Company) (the “Major Investor Purchase Price Per Share”).

(b) For a period of 30 days following the date (the “Major Investor Transfer Notice Date”) on which the Major Investor Transfer Notice is given by the Transferring Major Investor (the “Major Investor Company Acceptance Period”), the Company and/or its assignee(s) shall have the right to purchase all, but not less than all, of the Major Investor Transfer Shares on the same terms and conditions as set forth in the Major Investor Transfer Notice. If the Company and/or its assignee(s) desire to exercise the right to purchase Major Investor Transfer Shares, it shall give written notice (the “Major Investor Company Notice”) to the Transferring Major Investor no later than the expiration of the Major Investor Company Acceptance Period. The Major Investor Company Notice shall state that the Company and/or its assignee(s) desire to purchase all the Major Investor Transfer Shares and shall specify a date of closing, which date shall not be earlier than five days and not later than 30 days following the date on which the Major Investor Company Notice is given. At the closing, the Company and/or its

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assignee(s) shall pay the total purchase price of the Major Investor Transfer Shares (which shall be equal to the product of (a) the number of Major Investor Transfer Shares and (b) the Major Investor Purchase Price Per Share) by wire transfer of immediately available funds to an account designated by the Transferring Major Investor against delivery of a certificate or certificates representing the major Investor Transfer Shares, each certificate to be properly endorsed for transfer or accompanied by duly executed stock powers. The Company and/or its assignee(s) may request waivers of any liens, evidence of good title to the Major Investor Transfer Shares and such other documents and agreements as the Company and/or its assignee(s) may reasonably deem necessary in connection with the Transfer.

(c) If the Company and/or its assignee(s) do not offer to purchase all of the Major Investor Transfer Shares as provided in Section 4.3(b), then the Transferring Major Investor may sell or otherwise transfer the Major Investor Transfer Shares to any Major Investor Transferee at the Major Investor Purchase Price Per Share or at a higher price, provided that (i) the Transferring Major Investor enters into a signed letter of intent with a Major Investor Transferee for the sale or transfer of the Major Investor Transfer Shares on the terms set forth in the Major Investor Transfer Notice on or prior to the date that is 45 days after the expiration of the Major Investor Company Acceptance Period; (ii) such sale or transfer is consummated on or prior to the date that is 90 days after the expiration of the Major Investor Company Acceptance Period, (iii) such sale or transfer is effected in accordance with any applicable securities laws and (iv) as a condition of such sale or transfer, the Major Investor Transferee first executes a Joinder to this Agreement and certifies such third party meets the definition of a “Major Investor Transferee” set forth below, in form and substance reasonably satisfactory to the Company, agreeing to be bound by all the terms of this Agreement as if such Major Investor Transferee were an Investor that is an original signatory to this Agreement (or Major Investor if such third party meets the definition of a Major Investor set forth above). If the Major Investor Transfer Shares described in the Major Investor Transfer Notice are not transferred to a Major Investor Transferee within such period, or if the Transferring Major Investor proposes to reduce the Major Investor Purchase Price Per Share or other terms to make them more favorable to the Major Investor Transferee, a new Major Investor Transfer Notice shall be given to the Company, and the Company and/or its assignee(s) shall again be offered the right of first offer before any Major Investor Transfer Shares may be sold or otherwise transferred. “Major Investor Transferee” means a third party that satisfies all of the following criteria: (i) such third party is an accredited investor; (ii) such third party is not in the same line of business as the Company and does not otherwise compete with the Company; and (iii) such third party is not contemplating entering into the same line of business as the Company or otherwise competing with the Company.

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4.4 Transfers by an Investor that is not a Major Investor.

(a) Subject to Section 4.2, if an Investor that is not a Major Investor proposes to Transfer any Shares (the “Transferring Investor”), then the Transferring Investor shall promptly give written notice (the “Transfer Notice”) of such proposed Transfer simultaneously to the Company. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and class of Shares to be transferred (the “Transfer Shares”), the nature of such Transfer, the cash consideration to be paid per share (or, in the event that the consideration is other than cash, the value of the consideration shall be determined in good faith by the Transferring Investor and the Company) (the “Purchase Price Per Share”), and the name and address of each prospective purchaser or transferee (each, a “Proposed Transferee”). The Transferring Investor shall enclose with the Transfer Notice a copy of a written offer, letter of intent or other written document signed by the Proposed Transferee(s) setting forth the proposed terms and conditions of the Transfer.

(b) For a period of 30 days following the date (the “Transfer Notice Date”) on which the Transfer Notice is given by the Transferring Investor (the “Company Acceptance Period”), the Company and/or its assignee(s) shall have the right to purchase all, but not less than all, of the Transfer Shares on the same terms and conditions as set forth in the Transfer Notice. If the Company and/or its assignee(s) desire to exercise the right to purchase Transfer Shares, it shall give written notice (the “Company Notice”) to the Transferring Investor no later than the expiration of the Company Acceptance Period. The Company Notice shall state that the Company and/or its assignee(s) desire to purchase Transfer Shares and shall specify in the Company Notice the number of Transfer Shares the Company and/or its assignee(s) desire to purchase and a date of closing, which date shall not be earlier than five days and not later than 30 days following the date on which the Company Notice is given. At the closing, the Company and/or its assignee(s) shall pay the total purchase price of the Transfer Shares (which shall be equal to the product of (a) the number of Transfer Shares and (b) the Purchase Price Per Share) by wire transfer of immediately available funds to an account designated by the Transferring Investor against delivery of a certificate or certificates representing the Transfer Shares, each certificate to be properly endorsed for transfer or accompanied by duly executed stock powers. The Company and/or its assignee(s) may request waivers of any liens, evidence of good title to the Transfer Shares and such other documents and agreements as the Company and/or its assignee(s) may reasonably deem necessary in connection with the Transfer.

(c) If the Company and/or its assignee(s) do not purchase all of the Transfer Shares as provided in Section 4.4(b), then the Transferring Investor may sell or otherwise transfer the Transfer Shares to the Proposed Transferee at the Purchase Price Per Share or at a higher price, provided that (i) such sale or other transfer is consummated within 90 days after the Transfer Notice Date, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws and (iii) as a condition of such transfer, the Proposed Transferee first executes a Joinder to this Agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by all the terms of this Agreement as if such Proposed Transferee were an Investor that is an original

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signatory to this Agreement. If the Transfer Shares described in the Transfer Notice are not transferred to the Proposed Transferee within such period, or if the Transferring Investor proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Transfer Notice shall be given to the Company, and the Company and/or its assignee(s) shall again be offered the right of first refusal before any Transfer Shares may be sold or otherwise transferred.

5.	Redemption.

5.1 Any Investor who owns at least 85,616 shares of Series A-1 Preferred Stock (“Senior Series A-1 Investor”) shall be entitled to cause the Company to redeem a portion of the shares of Series A-1 Preferred Stock owned by such Investor if all the following conditions are satisfied:

(a) The Company has completed a Phase II human trial but has not yet completed a Phase III human clinical trial;

(b) The Company has received a bona fide, arm’s length offer from a third party, which offer is (i) binding by its terms against the offeror, (ii) is subject to no material contingencies, (iii) for the purchase of all of the outstanding equity or all the assets of the Company and (iv) the gross cash proceeds payable at the closing of such transaction to the holders of shares of Series A-1 Preferred Stock (the “Series A-1 Proceeds per Share”) would result in a return to such holders of not less than three times (3x) the original issue price of such Series A-1 Preferred Stock (a transaction that meets the criteria in clauses (i) through (iv), a “Qualifying Offer”); and

(c) the Qualifying Offer is not approved by the requisite corporate action of the Board of Directors and the stockholders of the Company.

As used herein, “completed a Phase II human trial” means the availability of the results of the Company’s clinical evaluation of pharmacokinetic and pharmacodynamic effects of the Company’s oral zoledronic acid product opportunity in at least 30 post-menopausal women.

As used herein, “completed a Phase III human trial” means the availability of unblinded data of the Company’s clinical evaluation of the efficacy of the Company’s oral zoledronic acid product opportunity in at least 100 patients.

5.2 If all of the conditions set forth in Section 5.1 (a)–(c) have been satisfied, the Company shall give each Senior Series A-1 Investor written notice thereof within two business days. For a period of 15 days following receipt of such written notice from the Company, each Senior Series A-1 Investor shall have the right (the “Redemption Right”) to request that the Company redeem from such investor, for an aggregate purchase price equal to such investor’s investment in the shares of Series A-1 Preferred Stock then owned by such investor (the “Series A-1 Investment Amount”), a number of shares of Series A-1 Preferred Stock that is equal to the quotient of such investor’s Series A-1 Investment Amount divided by the Series A-1 Proceeds per Share (the “Redemption

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Shares”). A Senior Series A-1 Investor may exercise the Redemption Right by giving written notice to the Company no later than the expiration of such 15-day period that such investor is exercising the Redemption Right (the “Redemption Notice”). The Company shall have a period of 90 days following receipt of the last Redemption Notice received by the Company to purchase all the Redemption Shares with respect to which it has received a Redemption Notice from Senior Series A-1 Investors and Other Participating Series A-1 Investors (defined below). The closing shall be held at the Company’s principal office as soon as practicable following the commencement of the 90-day period. At the closing the Company shall pay to each Senior Series A-1 Investor who has exercised the Redemption Right and Other Participating Investors such Investor’s Series A-1 Investment Amount by wire transfer of immediately available funds against delivery to the Company of a stock certificate representing the Redemption Shares owned by such investor duly endorsed in blank and such other executed agreements and acknowledgments as may reasonably be requested by the Company To the extent that the Company has funds to purchase a portion but less than all of the Redemption Shares with respect to which it has received a Redemption Notice from Senior Series A-1 Investors and Other Participating Series A-1 Investors at the commencement of the 90-day period, the Company shall purchase such Redemption Shares from such Investors on a pro rata basis as soon as practicable at an initial closing and shall hold a subsequent closing at which it will purchase the Redemption Shares not purchased at the initial closing as soon as practicable within such 90-day period.

5.3 If the Company receives a Redemption Notice from any Senior Series A-1 Investor within the 15-day period described in Section 5.2, the Company shall give written notice to any other Investor who owns not less than 21,404 shares of Series A-1 Preferred Stock that such Investor has the right to request that the Company redeem from such Investor, for an aggregate purchase price equal to such Investor’s investment in the shares of Series A-1 Preferred Stock then owned by such Investor on the same terms and conditions set forth in Section 5.2; provided that the 15-day period within which such Investor must provide the Company a Redemption Notice shall commence on the date on which the Company provides such written notice to such Investor. Investors that deliver a Redemption Notice to the Company pursuant to this Section 5.3 are referred to herein as “Other Participating Series A-1 Investors”.

5.4 The Ventry Group (as defined in Section 6.13) shall be deemed a Senior Series A-1 Investor for purposes of this Section 5 but only if all members of the Ventry Group elect to exercise the Redemption Right collectively.

6.	Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of law or choice of law that would cause the laws of any other jurisdiction to apply.

6.2 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular

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instance and either retroactively or prospectively), only upon the written consent of the Company and Investors holding at least a majority of the shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock and Series A-1 Preferred Stock owned by all Investors. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon each Investor who did not consent in writing thereto. Notwithstanding the foregoing, no amendment, modification or waiver shall (a) adversely affect the rights or obligations of any Investor (i) contained in any provision of this Agreement in a manner disproportionately different from any other Investor or (ii) specifically granted to such Investor but not to all other Investors or (b) change the terms and conditions of Sections 1.4, 2.8 and 6.11, Article III, or this Section 6.2, without each Investor’s prior written consent.

6.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

6.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, including by e-mail or facsimile transmission; (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (c) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address, e-mail address or facsimile number set forth on its signature page hereto and to each Investor at the address or facsimile number set forth on Schedule A hereto or at such other address as the Company or each Investor may designate by 10 days’ advance written notice to the other parties hereto.

6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series A or Series A-1 Preferred Stock, any purchaser of such shares of Series A or Series A-1 Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided that neither this Agreement nor any rights hereunder may be assigned by an Investor without the prior written consent of the Company.

24

6.9 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto, or to their heirs, personal representatives, successors or assigns, by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto, or his heirs, personal representatives, or successors or assigns, institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

6.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.11 Termination. The Company’s rights and obligations, and the rights and obligations of each Investor, under Sections 1, 2, 3 and 4 of this Agreement shall terminate upon the earliest of (a) the closing of the sale of Common Stock pursuant to a registration statement filed by the Company under the Securities Act in connection with a firm commitment underwritten public offering, (b) the consummation of a Change in Control Transaction (as defined below) in which the acquiring person, the surviving corporation or resulting corporation, as the case may be, is a corporation that has a class of securities that is registered under the Exchange Act and whose shares are publicly traded on a nationally recognized stock exchange; or (c) the date as of which the parties hereto terminate this Agreement by written consent of the Company and Investors holding a majority of the Shares then outstanding on an as-converted to Common Stock basis provided, however, that the covenants set forth in Section 1.1 shall terminate and be of no force or effect when the Company first becomes subject to the periodic reporting requirements of the Exchange Act, if such date is earlier than either of the events described in clauses (a), (b) or (c); provided further that Section 2 shall survive termination of this Agreement pursuant to clause (a) above. As used in this Agreement, “Change in Control Transaction” means any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving corporation’s voting power immediately after such consolidation, merger or reorganization, or the sale, lease, or other disposition of all or substantially all of the assets of the Company.

6.12 Series A Director. Each Investor who owns Series A Preferred Stock hereby agrees that, for so long as Ashaway Limited or its affiliates own a majority of the outstanding shares of Series A Preferred Stock, such Investor shall nominate and elect Filip Amram as the director whom the holders of Series A Preferred Stock are entitled to nominate and elect pursuant to Article IV B Section 5 of the Certificate of Incorporation,

25

to serve in such capacity in accordance with the Certificate of Incorporation and Bylaws of the Company until his successor is duly elected and qualified or his earlier death, resignation or removal.

6.13 Series A-1 Director. Each Investor who owns Series A-1 Preferred Stock hereby agrees that, for so long as the Ventry Group or its affiliates own not less than 85,616 shares of Series A-1 Preferred Stock, such Investor shall nominate and elect the Ventry Group Nominee as the director whom the holders of Series A-1 Preferred Stock are entitled to nominate and elect pursuant to Article IV B Section 5 of the Certificate of Incorporation, to serve in such capacity in accordance with the Certificate of Incorporation and Bylaws of the Company until his successor is duly elected and qualified or his earlier death, resignation or removal. “Ventry Group” means Stephen A. Davis, John H. Davis and Robert Roy. “Ventry Group Nominee” means the person designated by holders of not less than a majority of the shares of Series A-1 Preferred Stock owned by the Ventry Group.

26

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THAR PHARMACEUTICALS, INC.

By:	/s/ Raymond Houck
Raymond K. Houck
President and Chief Executive Officer

Address:

Thar Pharmaceuticals, Inc.
150 Gamma Drive
Pittsburgh, PA 15238

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Stephen A. Davis
Signature:	/s/ Stephen A. Davis

Date:	12/20/10

Address:	One Monarch Place, Suite 1450
Springfield, MA 01144

E-mail:	akeiser@ventryllc.com
Facsimile:	413-734-8539

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	John H. Davis
Signature:	/s/ John H. Davis

Date:	12/20/10

Address:	One Monarch Place Suite 1450
Springfield, MA 01144

E-mail:	akeiser@ventryllc.com
Facsimile:	413-734-8539

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Robert Roy
Signature:	/s/ Robert Roy

Date:	12/20/10

Address:	One Monarch Place Suite 1450
Springfield, MA 01144

E-mail:	rroy@ventryllc.com
Facsimile:	413-734-8539

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:
Signature:

Date:

Address:

E-mail:
Facsimile:

Entity Investor

Name:	ASHAWAY LIMITED

By:	/s/ Buchecker Rainer
Name:	Buchecker Rainer
Title:	Director

Date:	2/4/08

Address:	Rue de Centrier 17
1201 Geneva - CH

E-mail:	info@itmsa.ch
Facsimile:	+4122-317-10-44

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:
Signature:

Date:

Address:

E-mail:
Facsimile:

Entity Investor

Name:	Sitara Investments

By:	/s/ Lalit Chordia
Name:	Lalit Chordia
Title:	President

Date:	11/29/10

Address:	730 William Pitt Way
Pittsburgh, PA 15238

E-mail:	chordia@thartech.com
Facsimile:	412-826-3215

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Sunil Wadhwani
Signature:	/s/ Sunil Wadhwani

Date:	8/18/14

Address:	1000 Commerce Drive, Suite 500
Pittsburgh, PA 15275

E-mail:	swadhwani@igate.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Mazen Hanna
Signature:	/s/ Mazen Hanna

Date:	12/20/10

Address:	1451 Kensington Woods Drive
Lutz, Florida 33549

E-mail:	mhanna@tharpharma.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Rifat Kamhi
Signature:	/s/ Rifat Kamhi

Date:	8/19/14

Address:	12 Av. Montaigne
75008 Paris, FRANCE

E-mail:	rifat.kamhi@gmail.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:
Signature:

Date:

Address:

E-mail:
Facsimile:

Entity Investor

Name:	Innovation Works

By:	/s/ Craig Gomulka
Name:	Craig Gomulka
Title:	V.P. & Chief Investment Officer

Date:	12/20/10

Address:	2000 Technology Dr., Suite 250
Pittsburgh, PA 15219

E-mail:	cgomulka@innovationworks.org
Facsimile:	412-681-2625

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Neeraj Mangla
Signature:	/s/ Neeraj Mangla

Date:	8/19/14

Address:	15 Old Canal Crossing
Farmington, CT 06032

E-mail:	mangla4@mangla.org
Facsimile:	860-677-7349

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:
Signature:

Date:

Address:

E-mail:
Facsimile:

Entity Investor

Name:	Empire Advisors LLC

By:	/s/ David J. Richards
Name:	David J. Richards
Title:	President

Date:	8/19/14

Address:	17000 Gulf Blvd., Penthouses
N. Redington Beach, Florida 33708

E-mail:	djr@n8medical.com
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:
Signature:

Date:

Address:

E-mail:
Facsimile:

Entity Investor

Name:	DFB Management LLC

By:	/s/ Charles Davidson
Name:	Charles Davidson
Title:	Managing Member

Date:	8/19/14

Address:	1340 Gulf Blvd., Unit 3A
Clearwater, FL 33767

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	John Kennedy
Signature:	/s/ John Kennedy

Date:	8/19/14

Address:	7070 Pleasant Colony Circle
Blacklick, OH 43004

E-mail:	jkennedy@cbjlawyers.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:
Signature:

Date:

Address:

E-mail:
Facsimile:

Entity Investor

Name:	Breedlove Family Limited
Partership

By:	/s/ Maria Breedlove
Name:	Maria Breedlove
Title:	General Partner

Date:	8/19/14

Address:	220 7th Avenue
Beaver Falls, PA 15010

E-mail:	mbreedlove@keystoneprofiles.com
Facsimile:	724-506-1512

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Ron Charapp
Signature:	/s/ Ron Charapp

Date:	8/19/14

Address:	164 Rockwell Lane
Pittsburgh, PA 15218-1314

E-mail:	roncharapp@aol.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	David V. Richards
Signature:	/s/ David V. Richards

Date:	8/19/14

Address:	7158 Wilton Chase St.
Dublin, OH 43017

E-mail:	dvrichards@empireadvisorsllc.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Gerald Leeseberg
Signature:	/s/ Gerald Leeseberg

Date:	8/19/14

Address:	175 S. Third St., P.H.One
Columbus, OH 43215

E-mail:	gsl@leesebergvalentine.com
Facsimile:	614-221-3106

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Teddy A. Ward
Signature:	/s/ Teddy A. Ward

Date:	8/19/14

Address:	15 South Wind Ct.
Niceville, FL 32578

E-mail:	award999@aol.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	M. K. Busch
Signature:	/s/ M. K. Busch

Date:	8/19/14

Address:	1973 Grand Dr.
Fairfield, IA 52556

E-mail:	mbusch108@gmail.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Myles Harrington
Signature:	/s/ Myles Harrington

Date:	8/13/14

Address:	429 Forbes Avenue, Suite 1800
Pittsburgh, PA 15219

E-mail:	myles@grantstreet.com
Facsimile:	866-387-3159

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Oneil S. Bains
Signature:	/s/ Oneil S. Bains

Date:	8/19/14

Address:	8227 Merrimount Drive
Mercer Island, WA 98040

E-mail:	osbains@yahoo.com
Facsimile:	206-341-0447

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Gregory Kaminski
Signature:	/s/ Gregory Kaminski

Date:	12/20/10

Address:	526 Cochran Street
Sewickley, PA 15143

E-mail:	gregkaminski@comcast.net
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Tejay and Vijay Patel
Signature:	/s/ Tejay Patel
Signature:	/s/ Vijay Patel

Date:	8/19/14

Address:	17936 Cachet Isle Dr.
Tampa, FL 33647

E-mail:	vijtej@yahoo.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Todd Palcic
Signature:	/s/ Todd Palcic

Date:	12/20/10

Address:	1315 Arch St.
Pittsburgh, PA 15212

E-mail:	todd.palcic@gmail.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Alex Fisher
Signature:	/s/ Alex Fisher

Date:	8/19/14

Address:	1475 W. 3rd Ave., #403
Columbus, OH 43212

E-mail:	arf@columbuspartnership.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Mike Burgin
Signature:	/s/ Mike Burgin

Date:	8/19/14

Address:	7166 Shetlaud St.
Columbus, OH 43235-2160

E-mail:	michael.burgin@osumc.edu
Facsimile:	614-366-5111

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Robert Bablak
Signature:	/s/ Robert Bablak

Date:	8/19/14

Address:	14 Pinegrove Blvd.
Russell, PA 16345

E-mail:	bbablak@nwbcorp.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Archana Shah
Signature:	/s/ Archana Shah

Date:	8/19/14

Address:	7863 Lantana Creek Road
Seminole, FL 33777

E-mail:	archieshah@yahoo.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR’S COUNTERPART SIGNATURE PAGE

Individual Investor

Name:	Wayne S. Leeper
Signature:	/s/ Wayne S. Leeper

Date:	8/19/14

Address:	12902 SW Kingsway Cr.
Lake Suzy, FL 34269

E-mail:	wleeps@gmail.com
Facsimile:

Entity Investor

Name:

By:
Name:
Title:

Date:

Address:

E-mail:
Facsimile:

SCHEDULE A

SCHEDULE OF INVESTORS

Series A-1 Preferred Stock

NAME AND ADDRESS	SHARES
Sitara Investments 730 William Pitt Way Pittsburgh, PA 15238	108,245

Ashaway Limited C/O ITM SA 17 Rue du Cendrier P.O. Box 1699 CH-1211 Geneva 1	129,884

James L. Waters 80 Deaconess Road, Suite 132 Concord MA 01742	74,139

Mazen Hanna 1451 Kensington Woods Drive Lutz, FL 33544	28,987

Stephen A. Davis C/O Ventry Industries, LLC 1 Monarch PL, Suite 1450 Springfield, MA 01144	60,694

John H. Davis C/O Ventry Industries, LLC 1 Monarch PL, Suite 1450 Springfield, MA 01144	60,694

Robert Roy C/O Ventry Industries, LLC 1 Monarch PL, Suite 1450 Springfield, MA 01144	13,488

Audrey’s Kitchen LP 371 Pearce Mill Rd. Wexford, PA 15090	9,305

Gregory Kaminsky 526 Cochran St. Sewickley, PA 15143	8,561

K. Ward Rodgers 796 Latonka Dr. Mercer, PA 16137	2,140

A. Scott Rodgers 3852 Henley Dr. Pittsburgh, PA 15235	2,140

Joseph P. Diggins, Jr. 403 Quaker Rd. Sewickley, PA 15143	4,281

Robert A. and Rosalie J. Bablak 570 Bouquin Circle Oil City, PA 16301	2,141

Patrick T. and Teresa K. Mitchelson 12921 Timmor Ct. St. Louis, MO 63131	10,560

Joseph T. Euliano 1853 Waldorf Dr. Royal Palm Beach, FL 3341	9,030

Adam Brufsky 1798 Tragone Dr. Pittsburgh, PA 15241	3,931

Sanjeev Bahri 4006 Chelstead Way Murrysville, PA 15668	2,443

F. Joseph Daugherty 1111 S. 112th Plaza Omaha, NE 68114	2,570

Innovation Works 2000 Technology Drive, Suite 250 Pittsburgh, PA 15219	32,918

Sunil Wadhwani 1110 Meridian Drive Presto, PA 15142	42,808

Denise Springer 416 Avonworth Heights Drive Pittsburgh, PA 15237	2,442

Schofield Family LLC 5180 Watters Road Lower Burrell,PA 15068	8,560

Carolyn Rank 1683 Reissing Road McDonald, PA 15057	3,191

Richard Waters 65 Captain Miles Lane Concord, MA 01742	43,142

Rifat Kamhi 12 Av. Montaigne 75008 Paris, FRANCE	19,658

Neeraj Mangla 15 Old Canal Crossing Farmington, CT 06032	19,668

Empire Advisors LLC 17000 Gulf Blvd., Penthouses N. Redington Beach, Florida 33708	14,022

DFB Management LLC 1340 Gulf Blvd., Unit 3A Clearwater, FL 33767	9,817

John Kennedy 7070 Pleasant Colony Circle Blacklick, OH 43004	9,346

Breedlove Family Limited Partnership 220 7th Avenue Beaver Falls, PA 15010	9,339

Ron Charapp 164 Rockwell Lane Pittsburgh, PA 15218-1314	3,233

David Richards 7158 Wilton Chase St. Dublin, OH 43017	4,672

Gerald Leeseberg 175 S. Third St., P.H.One Columbus, OH 43215	4,300

Stephen Roop 43 Mount Vernon St., Apt. 3 Boston, MA 02108	8,562

Teddy A. Ward 15 South Wind Ct. Niceville, FL 32578	4,742

M.K. Busch 1973 Grand Dr. Fairfield, IA 52556	4,920

Myles Harrington 429 Forbes Avenue, Suite 1800 Pittsburgh, PA 15219	4,920

Oneil S. Bains 8227 Merrimount Drive Mercer Island, WA 98040	4,681

Tejay & Vijay Patel 17936 Cachet Isle Dr. Tampa, FL 33647	4,303

Todd Palcic 1315 Arch St. Pittsburgh, PA 15212	6,421

Alex Fisher 1475 W. 3rd Ave., #403 Columbus, OH 43212	2,336

Mike Burgin 7166 Shetlaud St. Columbus, OH 43235-2160	2,150

Robert Bablak 14 Pinegrove Blvd. Russell, PA 16345	1,228

Archana Shah 7863 Lantana Creek Road Seminole, FL 33777	2,454

Wayne Leeper 12902 SW Kingsway Cr. Lake Suzy, FL 34269	1,166

Harbaksh Sidhu 4657 Wellworth Ct. Allison Park, PA 15101	4,280

Series A Preferred Stock

NAME AND ADDRESS	SHARES
Ashaway Limited C/O ITM SA 17 Rue du Cendrier P.O. Box 1699 CH-1211 Geneva 1	123,456

Guru Ramanathan 9013 Audobon Drive Gibsonia, PA 15044	7,482

A. Scott Rodgers 3852 Henley Drive Pittsburgh, PA 15235	3,741

K. Ward Rodgers 796 Latonra Drive Mercer, PA 16137	3,741

Terrence O. Tomey 4842 Mountain Top Road West New Hope, PA 18938	9,259

Lazar Associates 107 Nautilus Avenue Austin, TX 78738	989